Exhibit 10.3

RICEBRAN TECHNOLOGIES, INC.
2014 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF DEFERRED RESTRICTED STOCK

Name:

Address:

Grant:  You (“Participant”) are granted the right to receive an Award of Deferred Restricted Stock of RiceBran Technologies (the “Company”) as provided below, subject to the terms and conditions set forth in this Notice of Grant of Restricted Stock (the “Notice of Grant”) and the Terms and Conditions of Deferred Restricted Stock Grant attached hereto as Exhibit A (“Terms and Conditions”, and collectively with this Notice of Grant, the “Agreement”) and the RiceBran Technologies 2014 Equity Incentive Plan, as amended from time to time (the “Plan”).  Unless otherwise defined in this Agreement, the defined terms used in this Agreement have the meanings given those terms in the Plan.

Grant Number:

Date of Grant:

Board Year:

Number of Shares Granted:

Vesting Schedule:  [Insert applicable vesting terms or note if the grant is fully vested.]

[Signature Page to Follow]

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Award of Deferred Restricted Stock is granted under and governed by the terms and conditions of the Plan and this Agreement.  Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	RICEBRAN TECHNOLOGIES, INC.

Signature:	By:

Print Name:	Its:

Date:	Date:

Address:

[SIGNATURE PAGE TO
NOTICE OF GRANT OF DEFERRED RESTRICTED STOCK]

EXHIBIT A

TERMS AND CONDITIONS OF DEFERRED RESTRICTED STOCK GRANT

1.           Grant. Ricebran Technologies, a California corporation (the “Company”) herby grants to the Participant named above (the "Participant”) under the Plan for past services and as a separate incentive in connection with his or her services, a deferred award of restricted shares of Company Common Stock (“DSUs”), subject to all of the terms and conditions in this Agreement, and the Plan, which is incorporated herein by reference:

2.           Certain Definitions.  Capitalized terms used, but not otherwise defined, in this Notice will have the meanings given to such terms in the Ricebran Technologies 2014 Amended and Restated Equity Incentive Plan (the “Plan”).

3.           Grant of DSUs.  Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, pursuant to authorization under a resolution of the Committee, the Company has granted to the Participant as of the date set forth in the Notice of Grant (“Date of Grant”) the DSUs.  Each DSU shall represent the right of the Participant to receive one share of Common Stock subject to and upon the terms and conditions of this Agreement.

4.           Restrictions on Transfer of DSUs.  Subject to Section 14 of the Plan, neither the DSUs evidenced hereby nor any interest therein or in the Common Stock underlying such DSUs shall be transferable prior to payment to the Participant pursuant to Section 6 other than by will or pursuant to the laws of descent and distribution.

5.           Vesting of DSUs. The DSUs covered by this Agreement shall vest and become nonforfeitable as provided in the Notice of Grant (the “Vesting Period”) and shall thereafter be payable to the Participant pursuant to Section 6.  Subject to the terms of the Plan, DSUs that do not so become nonforfeitable will be forfeited, including if the Participant ceases to serve on the Board prior to the end of the Vesting Period.

6.           Form and Time of Payment of DSUs.

(a)          Payment for the DSUs, after and to the extent they have become nonforfeitable (“Vested DSUs”), shall be made in the form of Common Stock.  To the extent the DSUs are Vested DSUs on the dates set forth below and to the extent such Vested DSUs have not previously been settled, the Company will settle such Vested DSUs as follows:

(i)        As soon as administratively practicable following (but no later than 30 days following) the date of the Participant’s death or “separation from service” with the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code, payment of the Vested DSUs shall be made to the Participant; and

(ii)        On the date of a Change in Control, payment of the Vested DSUs shall be made to the Participant; provided, however, that if such Change in Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code and the regulations thereunder, and where Section 409A of the Code applies to such distribution, the Participant is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant to this Section 6 as though such Change in Control had not occurred.

(b)          If the DSUs become payable on the Participant’s “separation from service” with the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code and the Participant is a “specified employee” as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, then, to the extent necessary to comply with Section 409A of the Code, payment for the DSUs shall be made on the earlier of the first day of the seventh month after the date of the Participant’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code or the Participant’s death.

(c)          The Company’s obligations to the Participant with respect to the DSUs will be satisfied in full upon the issuance of Common Stock corresponding to such DSUs.

               7.           Dividend Equivalents:  Voting and Other Rights.

(a)          The Participant shall have no rights of ownership in the Common Stock underlying the DSUs and no right to vote the Common Stock underlying the DSUs until the date on which the Common Stock underlying the DSUs is issued or transferred to the Participant pursuant to Section 6.

(b)         From and after the Date of Grant and until the earlier of (i) the time when the DSUs become nonforfeitable and are paid in accordance with Section 6, or (ii) the time when the Participant’s right to receive Common Stock in payment of the DSUs is forfeited in accordance with Section 5, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, the Participant shall be credited with cash per DSU equal to the amount of such dividend.  Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the DSUs based on which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the DSUs to which they relate.

(c)          The obligations of the Company under this Notice will be merely that of an unfunded and unsecured promise of the Company to deliver Common Stock in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor.  No assets of the Company will be held or set aside as security for the obligations of the Company under this Notice.

8.           Adjustments.  The DSUs and the number of shares of Common Stock issuable for each DSU, and the other terms and conditions of the grant evidenced by this Agreement, are subject to mandatory adjustment pursuant to applicable law and as provided in the Plan.

9.           Forfeiture upon Termination of Status as a Service Provider.  Notwithstanding any contrary provision of this Agreement, any DSUs that have not vested at the time of Participant’s termination as a Service Provider for any reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and Participant will have no further rights thereunder.  Participant will not be entitled to a refund of the price paid for the DSUs, if any, returned to the Company pursuant to this Section 9.

10.         Death of Participant.  Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.  This Section 10 is subject in its entirety to Section 6 above.

11.         Withholding of Taxes.  Notwithstanding any contrary provision of this Agreement, no certificate representing the shares of Common Stock issuable pursuant to the DSUs will be issued to Participant, unless and until satisfactory arrangements (as determined by the Committee) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such shares.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such tax withholding obligation, in whole or in part by one or more of the following (without limitation):  (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Common Stock having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Common Stock having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Common Stock otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.  To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of shares of Common Stock otherwise deliverable to Participant.  If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable shares are scheduled to vest pursuant to Section 4 or Section 5, Participant will permanently forfeit such Common Stock and the Common Stock will be returned to the Company at no cost to the Company.

12.         NO GUARANTEE OF CONTINUED SERVICE. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES OF DEFERRED AND RESTRICTED STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED OR RETAINED, BEING GRANTED THIS RESTRICTED STOCK OR ACQUIRING COMMON STOCK HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

13.          Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at RiceBran Technologies, 1330 Lake Robbins Drive, Suite 250, The Woodlands, Texas 77380 or at such other address as the Company may hereafter designate in writing.

14.         Grant is Not Transferable.  The unissued shares subject to this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unissued shares subject to this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

15.         Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16.          Additional Conditions to Issuance of DSUs.  The Company will not be required to issue any certificate or certificates for shares hereunder or release such shares prior to fulfillment of all the following conditions:  (a) the admission of Common Stock to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee will, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee will, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Date of Grant as the Committee may establish from time to time for reasons of administrative convenience.

17.         Committee Authority.  The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any DSUs have vested or the underlying shares of Common Stock are issuable).  All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18.         Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the shares awarded under the Plan or future grants that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19.         Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20.         Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

21.         Compliance with or Exemption From Section 409A of the Code.  To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code.  This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant).

22.         Interpretation.  Any reference in this Notice to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

23.          Amendments.  This Agreement may be amended at any time or from time to time by written agreement of the parties (any subsequent written notice of grant need only be duly signed by the Company); provided, however, that any proposed amendment will only be effective if it complies with the following requirements:

(a)          No amendment of this Agreement may permit the acceleration of the time or schedule of any payment of any of the deferred compensation payable pursuant to the terms of this Agreement.

(b)          Any amendment that proposes to delay the time or form of the payment of any deferred compensation payable pursuant to the terms of this Agreement shall be subject to the following restrictions:

(i)         Any election to amend the terms of this Agreement to defer the time or form of payment of deferred compensation hereunder shall not take effect for 12 months after the date on which the election to amend the time of form of payment is made; and

(ii)       Any election to amend the terms of this Agreement to defer the payment of deferred compensation payable hereunder shall require that the first payment of any deferred compensation payable hereunder be deferred for a period of not less than five years from the date such payment would have been made, but for the amendment of the Agreement to defer the payment date.

24.         Severability.  In the event that one or more of the provisions of this Notice shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

25.         Governing Law. This Notice shall be governed by and construed with the internal substantive laws of the State of Texas, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

26.         Successors and Assigns.  Without limiting Section 4, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.

27.         Acknowledgement. The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Notice and the Plan, (c) understands the terms and conditions of this Notice and the Plan, and (d) agrees to such terms and conditions.